SUPPLEMENT (To Preliminary Prospectus Dated September 14, 2016)	Filed Pursuant to Rule 424(h) Registration File No. 333-206582-04

$782,326,000 (Approximate)

Morgan Stanley Bank of America Merrill Lynch Trust 2016-C30
(Central Index Key Number 0001681906)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

Starwood Mortgage Funding III LLC
(Central Index Key Number 0001682532)

CIBC Inc.
(Central Index Key Number 0001548567)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C30

This is a supplement to, and supersedes any contrary information in, the preliminary prospectus dated September 14, 2016 (the “Preliminary Prospectus”). Defined terms used in this supplement but not defined herein have the meanings given to them in the Preliminary Prospectus.

1.	The West Plaza Shopping Center Mortgage Loan, which represented approximately 0.4% of the Initial Pool Balance when included, will not be included in the Mortgage Pool. Accordingly, certain statistical data will vary from that which is contained in the Preliminary Prospectus, including in relevant part:

•	The Mortgage Pool will consist of a pool of 48 fixed rate Mortgage Loans, secured by 58 Mortgaged Properties.

•	The Initial Pool Balance will be $885,234,845.

•	The table entitled “Summary of Certificates” on page 3 of the Preliminary Prospectus is replaced by the table attached hereto as Exhibit A, and accordingly, statistical data contained in the Preliminary Prospectus that corresponds to the information shown in such table is updated to refer to the updated information contained in Exhibit A. Such table attached hereto as Exhibit A should be read together with the explanatory notes set forth on pages 3 and 4 of the Preliminary Prospectus.

•	The table included on page 42 of the Preliminary Prospectus regarding characteristics of the Mortgage Loans, in the section entitled “Summary of Terms”, is replaced by the table attached hereto as Exhibit B.

•	The decrement tables shown on pages 430 to 433 of the Preliminary Prospectus are replaced by the decrement tables attached hereto as Exhibit C.

•	Annex A-2 to the Preliminary Prospectus is replaced by the materials attached hereto as Exhibit D, and accordingly, statistical data contained in the Preliminary Prospectus that corresponds to the information shown in Annex A-2 to the Preliminary Prospectus is updated to refer to the updated information contained in Exhibit D.

MORGAN STANLEY		BofA Merrill Lynch

Co-Lead Bookrunning Managers

CIBC World Markets	Citigroup	Drexel Hamilton
Co-Managers

The date of this Supplement is September 16, 2016.

•	The schedule of Class A-SB principal balances included in the Preliminary Prospectus as Annex E is replaced by the schedule attached hereto as Exhibit E.

2.	The definition of “Collateral Deficiency Amount” on page 330 of the Preliminary Prospectus is modified by (1) replacing the word “thereto” in clause (i) with “to such junior notes”, (2) adding “(or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan)” in sub-clause (y) and (3) adding “became the subject of a workout and” in sub-clause (y), such that the definition reads as follows:

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

The information in this supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in the Preliminary Prospectus and any other prior similar materials relating to the offered certificates. The information in this supplement may be amended or supplemented. This supplement is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in the Preliminary Prospectus and to solicit an offer to purchase the offered certificates, when, as and if issued.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

Exhibit A

Certificate Structure

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$34,000,000	30.000%	[__]%	(5)	July 2021	2.86	1 – 58
Class A-2	$4,400,000	30.000%	[__]%	(5)	July 2021	4.79	58 – 58
Class A-SB	$46,900,000	30.000%	[__]%	(5)	October 2025	7.03	58 – 109
Class A-3	$13,000,000	30.000%	[__]%	(5)	September 2023	6.92	82 – 84
Class A-4	$230,000,000	30.000%	[__]%	(5)	August 2026	9.61	109 – 119
Class A-5	$291,364,000	30.000%	[__]%	(5)	August 2026	9.88	119 – 119
Class X-A	$619,664,000(6)	N/A	[__]%	Variable(7)	August 2026	N/A	N/A
Class X-B	$162,662,000(6)	N/A	[__]%	Variable(7)	September 2026	N/A	N/A
Class A-S	$79,671,000	21.000%	[__]%	(5)	September 2026	9.93	119 – 120
Class B	$42,049,000	16.250%	[__]%	(5)	September 2026	9.96	120 – 120
Class C	$40,942,000	11.625%	[__]%	(5)	September 2026	9.96	120 – 120
Non-Offered Certificates(8)
Class X-D	$38,729,000(6)	N/A	[__]%	Variable(7)	September 2026	N/A	N/A
Class X-E	$24,344,000(6)	N/A	[__]%	Variable(7)	October 2026	N/A	N/A
Class X-F	$9,959,000(6)	N/A	[__]%	Variable(7)	October 2026	N/A	N/A
Class X-G	$29,876,844(6)	N/A	[__]%	Variable(7)	October 2026	N/A	N/A
Class D	$38,729,000	7.250%	[__]%	(5)	September 2026	9.96	120 – 120
Class E	$24,344,000	4.500%	[__]%	(5)	October 2026	10.03	120 – 121
Class F	$9,959,000	3.375%	[__]%	(5)	October 2026	10.04	121 – 121
Class G	$29,876,844	0.000%	[__]%	(5)	October 2026	10.04	121 – 121
Class V(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

 Exhibit A

Exhibit B

Mortgage Loan Characteristics

Initial Pool Balance(1)	$885,234,845
Number of mortgage loans	48
Number of mortgaged properties	58
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$2,051,749 to $77,500,000
Average Cut-off Date Balance	$18,442,393
Range of Mortgage Rates	2.7982% to 5.4200%
Weighted average Mortgage Rate	4.1521%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	119 months
Range of remaining terms to maturity(2)	50 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	230 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of Cut-off Date LTV Ratios(4)	28.5% to 75.5%
Weighted average Cut-off Date LTV Ratio(4)	56.9%
Range of LTV Ratios as of the maturity date(2)(4)	28.5% to 65.2%
Weighted average LTV Ratio as of the maturity date(2)(4)	50.5%
Range of UW NCF DSCRs(5)	1.18x to 6.28x
Weighted average UW NCF DSCR(5)	2.53x
Range of UW NOI Debt Yields	8.0% to 17.9%
Weighted average UW NOI Debt Yield	12.3%
Percentage of Initial Pool Balance consisting of:
Interest-Only	36.7%
Partial Interest-Only	33.6%
Amortizing Balloon	29.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 1 mortgage loan, representing approximately 8.8% of the initial pool balance, calculated as of the related anticipated repayment date.

(3)	Excludes 10 mortgage loans, representing approximately 36.7% of the initial pool balance, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	All Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(5)	Debt service coverage ratios are calculated based on annual debt service equal to 12 times the monthly payment in effect as of the cut-off date; provided, that (i) in the case of a mortgage loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal and interest payments for the first 12 payment periods of the mortgage loan following the cut-off date, (ii) in the case of a mortgage loan that provides for interest-only payments through its maturity or anticipated repayment date, as applicable, such items are calculated based on annual debt service equal to the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (iii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

 Exhibit B

Exhibit C

Decrement Tables

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	88%	88%	88%	88%	88%
September 2018	73%	73%	73%	73%	73%
September 2019	52%	52%	52%	52%	52%
September 2020	27%	27%	27%	26%	22%
September 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.86	2.86	2.86	2.86	2.85

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.79	4.79	4.79	4.79	4.72

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	97%	97%	97%	97%	97%
September 2022	75%	75%	75%	75%	75%
September 2023	51%	51%	51%	51%	51%
September 2024	27%	27%	27%	27%	27%
September 2025	2%	2%	2%	2%	2%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.03	7.03	7.03	7.03	7.03

 Exhibit C

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	98%	96%	92%	23%
September 2022	100%	79%	59%	40%	23%
September 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.92	6.54	6.19	5.86	5.33

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	99%	97%	95%	82%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.61	9.54	9.47	9.40	9.22

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.88	9.85	9.79	9.46

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.91	9.88	9.88	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.89	9.63

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.65

Exhibit D

Revised Annex A-2

Exhibit D

Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	11	$298,970,000	33.8%	3.6866%	118	3.52x	13.7%	48.4%	44.6%
Bank of America, National Association	15	$249,964,895	28.2%	3.8871%	118	2.66x	12.5%	52.8%	48.2%
Starwood Mortgage Funding III LLC	10	$233,406,658	26.4%	4.7340%	117	1.58x	10.8%	67.5%	57.9%
CIBC Inc.	12	$102,893,292	11.6%	4.8282%	114	1.50x	10.6%	67.8%	56.4%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2,051,749 - 5,000,000	10	$37,028,083	4.2%	4.8457%	104	1.59x	11.2%	65.6%	58.0%
5,000,001 - 10,000,000	14	$99,462,275	11.2%	4.5316%	115	1.72x	10.8%	67.3%	57.4%
10,000,001 - 15,000,000	6	$81,814,648	9.2%	4.7653%	116	1.62x	10.6%	66.0%	57.2%
15,000,001 - 20,000,000	6	$113,047,250	12.8%	4.2714%	117	2.50x	11.8%	56.5%	53.2%
20,000,001 - 25,000,000	1	$24,900,559	2.8%	4.1680%	117	2.55x	16.3%	46.8%	37.6%
25,000,001 - 50,000,000	6	$192,107,031	21.7%	4.5853%	119	1.77x	12.0%	64.8%	53.5%
50,000,001 - 77,500,000	5	$336,875,000	38.1%	3.5266%	119	3.54x	13.2%	47.1%	44.3%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: $2,051,749
Maximum: $77,500,000
Average: $18,442,393

Annex A-2

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Florida	7	$171,564,996	19.4%	4.5515%	119	1.63x	11.1%	66.6%	55.9%
Michigan	5	$104,666,628	11.8%	3.6921%	120	2.76x	11.3%	55.7%	51.6%
Ohio	5	$91,925,000	10.4%	3.8421%	115	3.58x	14.8%	36.0%	34.7%
Massachusetts	2	$90,306,002	10.2%	2.9924%	119	5.75x	17.7%	37.1%	35.8%
California	5	$61,447,250	6.9%	4.5974%	116	1.68x	9.7%	67.5%	60.6%
Delaware	1	$54,375,000	6.1%	4.2730%	119	1.62x	10.4%	64.7%	59.1%
District of Columbia	2	$46,591,122	5.3%	3.9512%	119	3.13x	15.7%	42.1%	36.5%
South Carolina	5	$42,632,668	4.8%	4.1309%	119	1.71x	10.4%	65.4%	56.1%
Pennsylvania	4	$35,416,714	4.0%	4.6645%	119	1.61x	10.9%	71.2%	58.1%
Virginia	3	$25,042,790	2.8%	5.1573%	105	1.39x	11.5%	59.2%	47.4%
Nevada	1	$20,000,000	2.3%	3.7440%	118	3.28x	12.9%	34.8%	34.8%
Oregon	1	$19,800,000	2.2%	5.0500%	112	1.20x	8.3%	75.0%	65.1%
Tennessee	3	$19,000,000	2.1%	4.2800%	119	2.16x	11.6%	62.5%	62.5%
Arizona	2	$16,800,000	1.9%	4.2383%	98	2.61x	12.0%	56.9%	56.9%
Georgia	2	$14,874,390	1.7%	4.2796%	119	2.75x	14.9%	57.9%	55.0%
North Carolina	1	$13,955,202	1.6%	4.8000%	118	1.72x	13.0%	64.3%	48.1%
Texas	1	$13,800,000	1.6%	4.1500%	120	1.42x	8.6%	75.0%	65.2%
New York	2	$7,911,333	0.9%	4.9872%	118	1.36x	9.1%	71.9%	61.5%
Washington	1	$7,500,000	0.8%	4.8000%	120	1.35x	8.9%	71.8%	61.9%
Colorado	1	$7,000,000	0.8%	4.3700%	120	1.35x	8.8%	64.2%	51.8%
Indiana	1	$6,975,750	0.8%	4.7800%	120	1.51x	10.2%	69.8%	58.6%
Wisconsin	1	$6,250,000	0.7%	4.0000%	120	1.74x	10.8%	67.4%	58.4%
Illinois	1	$4,600,000	0.5%	5.1800%	119	1.30x	9.0%	72.6%	61.7%
Missouri	1	$2,800,000	0.3%	4.2500%	120	2.44x	16.6%	50.0%	40.2%
Total:	58	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Super Regional Mall	2	$145,000,000	16.4%	3.4595%	119	3.69x	13.6%	38.4%	38.4%
Anchored	7	$117,093,047	13.2%	4.2572%	116	1.74x	9.9%	63.1%	54.6%
Unanchored	7	$51,225,750	5.8%	4.8132%	117	1.42x	9.6%	70.4%	60.7%
Outlet Center	3	$24,900,559	2.8%	4.1680%	117	2.55x	16.3%	46.8%	37.6%
Shadow Anchored	2	$14,150,000	1.6%	4.1578%	120	1.50x	9.4%	66.3%	57.0%
Specialty	1	$10,000,000	1.1%	4.2100%	84	2.95x	13.8%	52.4%	52.4%
Subtotal:	22	$362,369,356	40.9%	4.0053%	117	2.55x	11.9%	53.0%	47.9%
Office
Suburban	10	$189,402,403	21.4%	4.5734%	116	1.59x	10.2%	65.2%	57.0%
CBD	2	$97,500,000	11.0%	2.9657%	119	5.88x	17.8%	34.9%	34.9%
Subtotal:	12	$286,902,403	32.4%	4.0270%	117	3.05x	12.8%	54.9%	49.5%
Hospitality
Full Service	2	$64,468,073	7.3%	4.7569%	118	2.20x	15.4%	59.4%	48.7%
Select Service	4	$36,491,595	4.1%	4.7080%	118	1.94x	12.6%	67.0%	56.6%
Limited Service	1	$13,955,202	1.6%	4.8000%	118	1.72x	13.0%	64.3%	48.1%
Extended Stay	1	$9,660,000	1.1%	4.6000%	120	1.68x	11.5%	70.0%	56.9%
Subtotal:	8	$124,574,870	14.1%	4.7352%	118	2.03x	14.0%	63.0%	51.6%
Multifamily
Student Housing	2	$33,625,000	3.8%	4.1647%	119	1.44x	8.6%	69.9%	60.8%
Garden	2	$20,085,716	2.3%	4.3315%	119	1.45x	9.1%	74.9%	63.9%
Subtotal:	4	$53,710,716	6.1%	4.2271%	119	1.45x	8.8%	71.8%	62.0%
Industrial
Mixed Use	3	$19,000,000	2.1%	4.2800%	119	2.16x	11.6%	62.5%	62.5%
Flex	2	$6,815,000	0.8%	4.7204%	101	1.81x	13.7%	65.3%	58.7%
Subtotal:	5	$25,815,000	2.9%	4.3963%	114	2.07x	12.2%	63.2%	61.5%
Self Storage
Self Storage	5	$16,862,500	1.9%	4.2352%	120	1.92x	10.2%	64.3%	59.6%
Subtotal:	5	$16,862,500	1.9%	4.2352%	120	1.92x	10.2%	64.3%	59.6%
Mixed Use
Retail/Office	1	$8,300,000	0.9%	4.4340%	120	1.55x	11.3%	64.8%	47.6%
Office/Retail	1	$6,700,000	0.8%	4.5000%	119	1.80x	11.7%	72.0%	61.7%
Subtotal:	2	$15,000,000	1.7%	4.4635%	120	1.66x	11.5%	68.0%	53.9%

Total:	58	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Annex A-2

Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2.7982 - 4.5000	25	$611,193,060	69.0%	3.8042%	119	2.97x	12.8%	52.0%	47.6%
4.5001 - 5.0000	13	$146,095,157	16.5%	4.7518%	117	1.56x	10.8%	66.5%	54.9%
5.0001 - 5.4200	10	$127,946,628	14.5%	5.1290%	111	1.57x	11.5%	69.5%	59.3%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 2.7982%
Maximum: 5.4200%
Weighted Average: 4.1521%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	2	$6,701,749	0.8%	5.2582%	56	1.53x	12.3%	64.8%	59.8%
84	2	$13,285,000	1.5%	4.3833%	84	2.66x	13.7%	55.9%	54.6%
120	44	$865,248,095	97.7%	4.1400%	118	2.54x	12.2%	56.9%	50.4%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 119 mos.

Annex A-2
Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
50 - 84	4	$19,986,749	2.3%	4.6767%	74	2.28x	13.2%	58.9%	56.3%
100 - 120	44	$865,248,095	97.7%	4.1400%	118	2.54x	12.2%	56.9%	50.4%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 50 mos.
Maximum: 120 mos.
Weighted Average: 117 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	10	$325,297,250	36.7%	3.4704%	118	4.09x	14.5%	41.6%	41.6%
240	1	$2,051,749	0.2%	5.3900%	50	1.25x	14.2%	55.5%	48.1%
276	1	$8,181,595	0.9%	5.4200%	112	1.38x	13.2%	65.5%	47.9%
300	2	$22,255,202	2.5%	4.6635%	119	1.66x	12.4%	64.5%	47.9%
360	34	$527,449,048	59.6%	4.5265%	117	1.63x	10.8%	65.9%	56.1%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 356 mos.

Annex A-2
Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	10	$325,297,250	36.7%	3.4704%	118	4.09x	14.5%	41.6%	41.6%
230 - 270	2	$10,233,345	1.2%	5.4140%	100	1.35x	13.4%	63.5%	47.9%
280 - 300	2	$22,255,202	2.5%	4.6635%	119	1.66x	12.4%	64.5%	47.9%
301 - 360	34	$527,449,048	59.6%	4.5265%	117	1.63x	10.8%	65.9%	56.1%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 230 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.18 - 1.30	5	$57,951,749	6.5%	5.0718%	110	1.23x	8.6%	71.6%	62.7%
1.31 - 1.40	7	$98,289,642	11.1%	4.3266%	119	1.38x	9.2%	68.2%	56.8%
1.41 - 1.50	6	$82,369,446	9.3%	4.5243%	117	1.45x	9.4%	68.2%	59.0%
1.51 - 1.60	6	$96,380,424	10.9%	4.6058%	119	1.54x	10.4%	66.2%	53.9%
1.61 - 1.80	8	$124,085,202	14.0%	4.4368%	116	1.67x	11.1%	66.8%	57.9%
1.81 - 2.00	2	$8,692,500	1.0%	4.3731%	119	1.94x	13.0%	65.9%	56.8%
2.01 - 2.25	4	$90,268,073	10.2%	4.6206%	118	2.19x	14.2%	60.3%	52.7%
2.26 - 2.50	1	$2,800,000	0.3%	4.2500%	120	2.44x	16.6%	50.0%	40.2%
2.51 - 3.00	4	$61,897,809	7.0%	4.1453%	113	2.67x	14.2%	55.3%	51.6%
3.01 - 6.28	5	$262,500,000	29.7%	3.2978%	119	4.47x	15.1%	36.9%	36.9%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 1.18x
Maximum: 6.28x
Weighted Average: 2.53x

Annex A-2
Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
28.5 - 40.0	4	$192,500,000	21.7%	3.2999%	119	4.88x	16.4%	32.4%	32.4%
40.1 - 50.0	4	$124,291,681	14.0%	3.6842%	119	2.93x	13.3%	48.7%	44.5%
50.1 - 60.0	3	$26,861,195	3.0%	4.7247%	95	1.98x	11.8%	54.8%	49.1%
60.1 - 65.0	12	$190,109,782	21.5%	4.4110%	119	1.82x	11.0%	63.9%	57.0%
65.1 - 70.0	13	$239,218,424	27.0%	4.4838%	117	1.60x	10.8%	67.9%	57.3%
70.1 - 75.5	12	$112,253,763	12.7%	4.8490%	116	1.38x	9.2%	73.3%	63.0%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 28.5%
Maximum: 75.5%
Weighted Average: 56.9%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
28.5 - 40.0	6	$243,991,681	27.6%	3.4870%	119	4.36x	16.1%	35.7%	33.7%
40.1 - 50.0	7	$120,097,992	13.6%	3.9574%	117	2.60x	11.9%	54.1%	48.3%
50.1 - 55.0	3	$58,952,330	6.7%	4.5891%	113	1.76x	10.9%	61.8%	52.0%
55.1 - 60.0	11	$238,056,828	26.9%	4.4147%	119	1.66x	11.1%	66.8%	57.0%
60.1 - 65.0	19	$190,536,013	21.5%	4.5699%	115	1.71x	10.0%	68.8%	62.2%
65.1 - 65.2	2	$33,600,000	3.8%	4.6804%	115	1.29x	8.4%	75.0%	65.1%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 28.5%
Maximum: 65.2%
Weighted Average: 50.5%

Annex A-2
Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	10	$325,297,250	36.7%	3.4704%	118	4.09x	14.5%	41.6%	41.6%
Partial Interest Only	22	$297,563,250	33.6%	4.4351%	117	1.47x	9.5%	68.8%	60.2%
Amortizing Balloon	16	$262,374,345	29.6%	4.6763%	117	1.81x	12.6%	62.5%	50.5%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.0 - 8.0	1	$14,000,000	1.6%	5.0700%	112	1.18x	8.0%	67.2%	61.0%
8.1 - 9.0	10	$171,521,714	19.4%	4.3764%	118	1.36x	8.7%	70.4%	60.2%
9.1 - 9.5	3	$15,986,333	1.8%	4.4949%	119	1.75x	9.4%	65.6%	60.7%
9.6 - 10.0	2	$10,450,000	1.2%	4.2816%	120	1.58x	9.9%	66.0%	60.2%
10.1 - 11.0	9	$179,074,870	20.2%	4.5792%	118	1.55x	10.4%	65.7%	56.2%
11.1 - 12.0	7	$153,117,250	17.3%	3.8972%	118	2.60x	11.6%	58.7%	54.9%
12.1 - 14.0	6	$60,584,297	6.8%	4.3975%	110	2.42x	13.1%	53.1%	45.9%
14.1 - 16.0	5	$117,422,872	13.3%	3.8703%	118	3.40x	15.0%	37.7%	35.2%
16.1 - 17.9	5	$163,077,509	18.4%	3.6775%	118	4.45x	17.2%	44.3%	40.1%
Total:	48	$885,234,845	100.0%	4.1521%	117	2.53x	12.3%	56.9%	50.5%

Minimum: 8.0%
Maximum: 17.9%
Weighted Average: 12.3%

Prepayment of Collateral by Prepayment Restriction (%)(1)(2)(3)(4)

Prepayment Restrictions	September 2016	September 2017	September 2018	September 2019	September 2020
Locked Out	91.3%	91.3%	67.5%	67.5%	67.4%
Yield Maintenance Total	8.7%	8.7%	32.5%	32.5%	32.4%
Open	0.0%	0.0%	0.0%	0.0%	0.2%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$885,234,845	$880,992,717	$875,906,240	$868,854,872	$860,409,315
% Initial Pool Balance	100.0%	99.5%	98.9%	98.1%	97.2%

Prepayment Restrictions	September 2021	September 2022	September 2023	September 2024	September 2025
Locked Out	66.1%	65.9%	66.4%	66.2%	60.3%
Yield Maintenance Total	32.8%	32.9%	33.6%	33.8%	32.4%
Open	1.2%	1.2%	0.0%	0.0%	7.3%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$845,292,042	$834,917,915	$811,039,944	$799,791,482	$787,950,872
% Initial Pool Balance	95.5%	94.3%	91.6%	90.3%	89.0%

Prepayment Restrictions	September 2026
Locked Out	0.0%
Yield Maintenance Total	0.0%
Open	100.0%
TOTAL	100.0%
Pool Balance Outstanding	$60,846,023
% Initial Pool Balance	6.9%

 (1) The analysis is based on Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and a 0% CPR as discussed in the Preliminary Prospectus.

(2) See description of Yield Maintenance under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3) Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM2, YM1, YM0.5, DEF/YM0.5 and DEF/YM1 on Annex A-1 to the Preliminary Prospectus.
(4) There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves

Exhibit E

Revised Annex E

Month	Class A-SB Planned Principal Balance ($)
0	46,900,000.00
1	46,900,000.00
2	46,900,000.00
3	46,900,000.00
4	46,900,000.00
5	46,900,000.00
6	46,900,000.00
7	46,900,000.00
8	46,900,000.00
9	46,900,000.00
10	46,900,000.00
11	46,900,000.00
12	46,900,000.00
13	46,900,000.00
14	46,900,000.00
15	46,900,000.00
16	46,900,000.00
17	46,900,000.00
18	46,900,000.00
19	46,900,000.00
20	46,900,000.00
21	46,900,000.00
22	46,900,000.00
23	46,900,000.00
24	46,900,000.00
25	46,900,000.00
26	46,900,000.00
27	46,900,000.00
28	46,900,000.00
29	46,900,000.00
30	46,900,000.00
31	46,900,000.00
32	46,900,000.00
33	46,900,000.00
34	46,900,000.00
35	46,900,000.00
36	46,900,000.00
37	46,900,000.00
38	46,900,000.00
39	46,900,000.00
40	46,900,000.00
41	46,900,000.00
42	46,900,000.00
43	46,900,000.00
44	46,900,000.00
45	46,900,000.00
46	46,900,000.00
47	46,900,000.00
48	46,900,000.00
49	46,900,000.00
50	46,900,000.00
51	46,900,000.00
52	46,900,000.00
53	46,900,000.00
54	46,900,000.00
55	46,900,000.00
56	46,900,000.00
57	46,900,000.00
58	46,857,348.07
59	46,142,753.77
60	45,357,197.35

Month	Class A-SB Planned Principal Balance ($)
61	44,483,636.98
62	43,672,168.73
63	42,792,237.60
64	41,974,161.14
65	41,152,889.34
66	40,133,481.35
67	39,305,013.42
68	38,408,566.16
69	37,573,357.93
70	36,670,362.09
71	35,828,361.18
72	34,983,070.65
73	34,070,279.29
74	33,218,117.75
75	32,298,650.82
76	31,439,564.87
77	30,577,121.96
78	29,520,380.60
79	28,650,432.14
80	27,713,684.20
81	26,836,673.08
82	25,893,063.36
83	25,013,596.04
84	24,105,099.15
85	23,156,329.23
86	22,266,267.59
87	21,310,542.96
88	20,413,267.37
89	19,512,485.60
90	18,484,507.69
91	17,576,185.27
92	16,602,719.26
93	15,687,040.97
94	14,706,428.30
95	13,783,336.96
96	12,856,637.67
97	11,865,317.47
98	10,931,119.47
99	9,932,513.84
100	8,990,758.83
101	8,045,322.28
102	6,915,013.92
103	5,961,457.62
104	4,944,044.27
105	3,982,780.44
106	2,957,878.78
107	1,988,847.49
108	1,016,027.08
109 and thereafter	0.00

Exhibit E